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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-848) of Creative Computers, Inc. of our report dated February 4, 1998, except as to Note 12 which is as of March 20, 1998, appearing on page F-2 of this Form 10-K


PRICE WATERHOUSE LLP
Costa Mesa, California
March 27, 1998